Exhibit 99.1

AMR RESOURCES, LLC

TABLE OF CONTENTS

REPORT OF INDENDENT AUDITOR	1-2

CARVE-OUT FINANCIAL STATEMENTS
Balance Sheets	3
Statements of Income	4
Statements of Net Parent Investment Equity	5
Statements of Cash Flows	6
Notes to the Carve-Out Financial Statements	7-17

Report of Independent Auditor

To the Board of Directors
AMR Resources, LLC
Kennesaw, Georgia 30144

Opinion

We have audited the accompanying carve-out financial statements of AMR Resources, LLC (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, net parent investment equity, and cash flows for the years then ended, and the related notes to the carve-out financial statements. The carve-out financial statements have been prepared for the purpose of including them in regulatory filings of Multiband Global, Inc., as described in the notes to these financial statements.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the carve-out financial position of the Company as of December 31, 2021 and 2020, and the results of its carve-out operations and its carve-out cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Carve-Out Financial Statements

Management is responsible for the preparation and fair presentation of the carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the carve-out financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the carve-out financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Carve-Out Financial Statements

Our objectives are to obtain reasonable assurance about whether the carve-out financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the carve-out financial statements.

cbh.com

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In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the carve-out financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the carve-out financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Emphasis of Matter

We draw attention to the fact that, as described in the notes to the carve-out financial statements for the years ended December 31, 2021 and 2020 AMR Resources, LLC has not formed a separate legal entity as of and for the years then ended. The carve-out financial statements are, therefore, not necessarily indicative of the financial performances, financial positions, and cash flows of AMR Resources, LLC that would have occurred if it had operated as a separate stand-alone entity during the years presented nor of AMR Resources, LLC future performance. Our opinion is not modified in respect of this matter.

Nashville, Tennessee

June 30, 2023

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AMR RESOURCES, LLC

BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS
Current Assets:
Contract receivables, net	$6,635,529	$9,107,165
Unbilled contract receivables	2,684,182	2,856,068
Costs and estimated earnings in excess of billings on uncompleted contracts	8,216,084	5,131,536
Prepaids and other current assets	763,364	934,594
Total Current Assets	18,299,159	18,029,363

Property and equipment, net	3,131,108	3,010,750

Other Assets:
Security deposits	39,339	44,138
Goodwill	18,819,147	18,819,147
Intangible assets, net	5,798,137	6,792,104
Total Other Assets	24,656,623	25,655,389
Total Assets	$46,086,890	$46,695,502

LIABILITIES AND NET PARENT INVESTMENT EQUITY
Current Liabilities:
Accounts payable	$2,845,137	$1,089,673
Accrued expenses	1,532,652	2,333,512
Billings in excess of costs and estimated earnings on uncompleted contracts	618,287	2,117,848
Current portion of deferred rent	149,410	87,910
Current portion of capital leases	570,370	782,388
Income taxes payable	204,332	191,484
Deferred income tax liabilities	1,027,725	757,274
Total Current Liabilities	6,947,913	7,360,089

Long-Term Liabilities:
Deferred rent, net of current portion	14,307	84,555
Capital leases, net of current portion	1,990,648	1,068,924
Total Long-Term Liabilities	2,004,955	1,153,479
Total Liabilities	8,952,868	8,513,568
Total Net Parent Investment Equity	37,134,022	38,181,934
Total Liabilities and Net Parent Investment Equity	$46,086,890	$46,695,502

The accompanying notes to the carve-out financial statements are an integral part of these statements.

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AMR RESOURCES, LLC

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Revenue	$63,613,696	$64,104,872
Cost of revenue	48,312,607	49,049,405
Gross Profit	15,301,089	15,055,467

Operating Expenses:
Selling, general, and administrative expenses	10,800,462	10,383,807
Depreciation and amortization	2,634,963	2,405,108
Total Operating Expenses	13,435,425	12,788,915
Income from Operations	1,865,664	2,266,552

Other Income (Expenses):
Interest expense	(175,909)	(155,908)
Other income	176,218	18,163
Total Other Income (Expenses)	309	(137,745)

Income before income taxes	1,865,973	2,128,807
Income tax expense	474,782	543,762
Net Income	$1,391,191	$1,585,045

The accompanying notes to the carve-out financial statements are an integral part of these statements.

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AMR RESOURCES, LLC

STATEMENTS OF NET PARENT INVESTMENT EQUITY

YEARS ENDED DECEMBER 31, 2021 AND 2020

Total Net
Parent
Investment
Equity
Balance at January 1, 2020	$45,535,667
Net income	1,585,045
Cash contribution to the parent	(8,938,778)
Balance at December 31, 2020	38,181,934
Net income	1,391,191
Cash contribution to the parent	(2,439,103)
Balance at December 31, 2021	$37,134,022

The accompanying notes to the carve-out financial statements are an integral part of these statements.

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AMR RESOURCES, LLC

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Cash flows from operating activities:
Net income	$1,391,191	$1,585,045
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	2,634,963	2,405,108
Bad debt expense	184,268	235,152
Deferred income taxes	270,451	352,273
Incentive unit award expense	196,693	-
Change in operating assets and liabilities:
Contract receivables	2,287,368	3,072,840
Unbilled contract receivables	171,886	2,024,711
Costs and estimated earnings in excess of billings on uncompleted contracts	(3,084,548)	2,127,249
Prepaids and other current assets	171,230	(359,747)
Security deposits	4,799	10,575
Accounts payable	1,755,464	(1,151,777)
Accrued expenses	(970,233)	(652,606)
Deferred rent	(8,748)	(227,344)
Income taxes payable	12,848	191,484
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,499,561)	452,300
Net cash flows from operating activities	3,518,071	10,065,263

Cash flows from investing activities:
Purchases of property and equipment	(90,919)	(257,097)
Net cash flows from investing activities	(90,919)	(257,097)

Cash flows from financing activities:
Principal payments on capital leases	(988,049)	(869,388)
Cash contribution to the parent	(2,439,103)	(8,938,778)
Net cash flows from financing activities	(3,427,152)	(9,808,166)

Net change in cash	-	-
Cash, beginning of year	-	-
Cash, end of year	$-	$-

Supplemental disclosure of noncash transactions:
Purchase of property and equipment through a capital lease	$1,670,435	$1,458,176
Interest expense on capital leases	$155,908	$175,909

The accompanying notes to the carve-out financial statements are an integral part of these statements.

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1—Description of the business and significant accounting policies

Business Activity – The accompanying carve-out financial statements of AMR Resources, LLC (“AMR” or “the Company”) include the assets, liabilities, and operations of Onepath Integrated Services (“OIS”). OIS is wholly owned by AMR and all of the outstanding membership units of AMR were wholly owned by Onepath Systems, LLC (“the Parent”) prior to the acquisition by American Metals Recovery and Recycling, Inc. (“AMRR”) on February 1, 2022. AMRR was formed as an entity on January 12, 2022, and the assets were transferred prior to the acquisition.

Prior to the acquisition by AMRR, OIS operated as a division of Onepath Systems and provided private and public entities large-scale telecommunications, system/network planning and engineering, low voltage cabling, security / access controls, and installation services since 2006. OIS has a nationwide footprint that provides clients with a one stop solution. Key business units include telecom and internet providers, fire and life safety, large building security and access control, audio/visual, multi-dwelling units, military, and large-scale public and commercial developments.

Basis of Presentation – The Company has historically operated as part of the Parent and not as a separate entity. The accompanying carve-out financial statements have been prepared on a carve-out basis and are derived from historical accounting records of the Parent. The historical financial results in the carve-out financial statements presented may not be indicative of the financial position and results of operations that would have been achieved had the Company operated as a separate, stand-alone entity during those periods presented. Management believes the carve-out financial statements include all adjustments necessary for a fair presentation of the Company.

The carve-out statements of operations include expense allocations related to the corporate operations of the Parent. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in the carve-out financial statements. Where possible, these allocations were made on a specific identification basis, and in other cases these expenses were allocated based on the relative percentages of revenues, expenses, and headcount. Corporate expense allocations primarily relate to centralized functions including finance, human resources, legal, marketing, technology services, management functions, and use of facilities and related assets. The net funding or benefit of these allocations and any related differences of net asset (liabilities), as well as the income attributed with the carve-out financial statements are presented within net parent investment equity on the accompanying carve-out balance sheets.

Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical expenses attributable to the Company for purposes of the carve-out financial statements; however, the expenses reflected in the carve-out financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Company had operated as a separate stand-alone entity. In addition, the expenses reflected in the carve-out financial statements may not be indicative of expenses that will be incurred in the future by the Company as those expenses will be dependent on multiple factors, such as operational structure and other strategic decisions made in various areas, including information technology and infrastructure. See Note 9 for further information on expense allocations.

Revenue Recognition and Cost Recognition – The Company provides various managed information technology services to businesses including design, configuration, and installation of a various IT and audio/visual equipment and systems (more fully described below). All significant sources of revenue are the result of a contract with a customer, and as such meet all the requirements of recognizing revenue in accordance with Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1—Description of the business and significant accounting policies (continued)

The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods and services. To determine revenue recognition for contracts with customers, the Company performs the following steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies its performance obligations. At contract inception, the Company will assess the goods or services agreed upon within each contract and assess whether each good or service is distinct and determine those that are performance obligations. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company evaluates whether two or more contracts should be combined and accounted for as one single performance obligation and whether a single contract should be accounted for as more than one performance obligation. ASC 606 defines a performance obligation as a contractual promise to transfer a distinct good or service to a customer. A contract’s transaction price is allocated to each to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company’s evaluation requires significant judgment and the decision to combine a group of contracts or separate a contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The majority of the Company’s contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, is not distinct. However, occasionally the Company has contracts with multiple performance obligations. For contracts with these obligations, the Company allocates the contract’s transaction price to each performance obligation using the observable stand-alone selling price, if available, or alternatively the best estimate of the stand-alone price of each distinct performance obligation in the contract. The primary method used to estimate the stand-alone price is the expected cost plus a margin approach for each performance obligation.

The following paragraphs describe the revenue by divisions/services provided, performance obligations and revenue recognition methods:

Building Technologies – This business division consists of the design and installation of workplace technologies, audio/visual equipment, and access control systems. The Company determined that their Building Technologies contracts are generally fixed-price construction projects that provide a distinct service and, therefore, qualify as one performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct. As a result, performance obligations are recognized over time as work is completed because of the continuous transfer of control to the customer using an input method on a cost incurred to date relative to the total estimated costs at completion to measure progress (cost-to-cost basis). Contract costs include all direct material, labor costs, and those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative expenses are charged to expense as incurred. Changes in contract performance, contract conditions, and estimated profitability may result in revisions to revenue and costs and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1—Description of the business and significant accounting policies (continued)

Field Services – This business division consists of primarily installation service that include last mile fiber optic cable construction and end-user installation; end-user security system installation and repairs; large-scale internet network monitoring; repairs and maintenance; storefront network installation; and repairs for telephone, security, point of sale terminal, and Wi-Fi. Revenue from field services contracts is generated from completed service requests that are priced based on the number service requests completed or hours incurred at set rates per the contract. Each individual service request is considered an independent performance obligation recognized at a point in time. Customers are invoiced in weekly or monthly intervals for work completed during the period. When invoicing periods do not align with reporting periods, a resulting contract asset is recorded to unbilled receivables which represent revenue earned in excess of billings to the customer. Contracts frequently provide a one-year workmanship warranty for on services. The Company concluded this to be an assurance warranty that does not qualify as a separate performance obligation under ASC 606.

The contract asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The contract liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

The following table illustrates the disaggregation disclosure by business division and timing of revenue recognition:

Timing of Revenue Recognition	2021	2020
Services transferred over time	$24,313,381	$23,498,161
Services transferred at a point in time	39,300,315	40,606,711
	$63,613,696	$64,104,872

The Company’s contracts may include retention provisions to provide assurance to customers that the Company will perform in accordance with the contract terms. The retention provisions are not considered a significant financing component. The balances billed but not paid by the customers pursuant to these provisions generally become due upon completion and acceptance of the project by the customer. The Company has determined there are no significant financing components included in construction contracts as of December 31, 2021 and 2020, respectively.

Contract Estimates including Claims, Unapproved Change Orders and Variable Consideration – Accounting for long-term contracts with customers involves the use of various techniques to estimate total transaction price, total estimated costs at completion, and progress toward satisfaction of performance obligations which are used to recognize revenue earned. Unforeseen events and circumstances can alter the estimate of the costs associated with a particular contract. Total estimated costs at completion can be impacted by changes in productivity, scheduling, the unit cost of labor, subcontracts, materials, and equipment. Additionally, external factors such as weather, customer needs, customer delays in providing permits and approvals, labor availability, governmental regulation, and politics may affect the progress of a project’s completion, and thus the timing and amount of revenue recognition. To the extent original cost estimates are modified, estimated costs to complete increase, delivery schedules are delayed, or progress under a contract is otherwise impeded, cash flow, revenue recognition, and profitability from a particular contract may be adversely affected.

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1—Description of the business and significant accounting policies (continued)

The nature of the Company’s contracts gives rise to several types of variable consideration, including contract modifications (unapproved change orders) and other terms that can either increase or decrease the transaction price. Transaction price for contracts is required to include evaluation of variable consideration to which the Company has an enforceable right to compensation or obligation for a reduction, which can result in increases or decreases to a contract’s transaction price. The Company estimates variable consideration as the most likely amount to which it expects to be entitled. The Company includes variable consideration in the estimated transaction price to the extent it is probable a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. The estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the anticipated performance and all information (historic, current, and forecasted) that is reasonably available to the Company. The effect of a change in variable consideration on the transaction price of a performance obligation is recognized as an adjustment to revenue on a cumulative catch-up basis.

Cash – The Company uses a centralized approach to cash management under which cash deposits are transferred to the Parent on a daily basis and are pooled with the Parent’s other entities. The Company does not specifically distinguish transfers to or from the Parent’s other entities, but rather considers such amounts to be part of a capital pool that is included within total net parent investment equity in the carve-out financial statements.

Contract Receivables – Receivables primarily comprise amounts due to the Company for work performed on contracts. The Company extends credit to its customers in the normal course of business. The Company carries receivables at original invoice amount less an estimate made for doubtful accounts. Management establishes the allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. As of December 31, 2021 and 2020, the allowance for doubtful accounts balance was $493,356 and $444,924, respectively.

Unbilled Contract Receivables – Unbilled contract receivables represent hours and costs incurred under time and material contracts which have not yet been billed.

Property and Equipment – Property and equipment are carried at cost less accumulated depreciation and include expenditures which substantially increase the useful lives of existing property and equipment. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of depreciable assets are:

Vehicle	3 – 7 years
Furniture and fixtures	3 – 5 years
Machinery and computer equipment	1 – 5 years
Software	3 – 5 years
Internally developed software	5 years

Amortization expense on software is not recorded until the asset is installed and in use. Maintenance, repairs, and minor renovations are charged to income as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is credited or charged to income. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life.

The Company assesses property and equipment for possible impairment whenever events or circumstances indicate the carrying value may not be recoverable. No impairment triggers were identified by management during 2021 or 2020.

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1—Description of the business and significant accounting policies (continued)

Software Development Costs – The Company capitalizes the costs of developing internal use software, including directly related payroll costs and external direct costs for materials and services. The Company amortizes these costs over the estimated useful life, typically five years. Costs associated with internally developed software are expensed until the point at which the project has reached technological feasibility. Software maintenance and training costs are expensed in the period in which they are incurred.

Goodwill – Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company evaluates goodwill for impairment at the entity level when a triggering event occurs that indicates the fair value of the entity may be below its carrying amount. When a triggering event occurs, the Company first assesses qualitative factors to determine whether the quantitative impairment test is necessary. If the qualitative assessment indicates it is more likely than not that goodwill is impaired, the Company performs the quantitative test to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates it is not more likely than not that goodwill is impaired, further testing is unnecessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the entity over its fair value. No impairment on goodwill was recognized for the years ended December 31, 2021 or 2020.

Advertising and Marketing – Advertising and marketing costs are expensed when incurred. The Company had advertising costs that totaled $196,221 and $30,069 for the years ended December 31, 2021 and 2020, respectively.

Income Taxes – The Company is included in the consolidated federal income tax return the Parent, as well as certain state tax returns where the Parent files on a combined basis. The provision for income tax expense have been presented on a separate company basis as if the Company were a separate tax filer. The separate return method applies the accounting guidance for income taxes to the carve-out financial statements as if the Company was a separate taxpayer for the periods presented. The calculation of income taxes for the Company on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.

The Company provides for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss carryforwards and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income (loss) in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the carve-out financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority.

The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying carve-out balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the carve-out statements of income and net parent investment equity. Management is not aware of any material uncertain tax positions and no liability has been recognized at December 31, 2021 or 2020.

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1—Description of the business and significant accounting policies (continued)

Estimates – The preparation of the carve-out financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the carve-out financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Assets and Liabilities – The carrying values of all of the Company’s financial instruments approximate their fair values. The Company accounts for its financial assets and liabilities at fair value on a recurring basis. The Company evaluates the fair value of its non-financial assets and liabilities on a nonrecurring basis.

Share-Based Payments – The Company’s key personnel have historically participated in Onepath ITDS Holdings, LLC share-based incentive plans. The carve-out financial statements include employee cost allocations related to these participations based on the actual number of employees over the cost recorded at One Path ITDS Holdings, LLC. The historical cost allocations may not be indicative of the future expenses that will be incurred through incentive schemes that will be established for the Company’s key personnel following the acquisition. Total amounts allocated to the Company were approximately $196,000 and $-0- during the years ended December 31, 2021 and 2020, respectively.

New Accounting Pronouncements – In February 2016, FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). These amendments require the recognition of lease assets and lease liabilities on the balance sheet by lessees for those leases currently classified as operating leases under Leases (Topic 840). ASU 2016-02 is effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company does not expect for the adoption to have a material impact on the financial statements. See the Company’s capital leases in Note 5.

In December 2019, FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This amendment was issued to simplify the accounting for income taxes by removing certain exceptions for recognizing deferred taxes, performing intra-period allocation, and calculating income taxes in interim periods. Further, ASU 2019-12 adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax basis goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. The Company early adopted the standard as of January 1, 2021. See income taxes disclosure in Note 8.

Note 2—Contract receivables

Contract receivables are comprised of the following as of December 31:

	2021	2020
Billings on uncompleted and completed contracts	$6,403,805	$8,145,669
Retainage	725,080	1,406,420
	7,128,885	9,552,089
Less allowance for doubtful accounts	(493,356)	(444,924)
	$6,635,529	$9,107,165

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 3—Contracts in progress

Building technologies’ contracts in progress are comprised of the following:\

	2021	2020
Costs incurred on uncompleted contracts	$22,886,142	$34,388,977
Estimated earnings	7,894,220	9,009,118
	30,780,362	43,398,095
Less billings	(23,082,893)	(40,384,407)
Net costs and estimated earnings in excess of billings on uncompleted contracts	$7,697,469	$3,013,688

Current assets:
Costs of estimated earnings in excess of billings on uncompleted contracts	$8,216,084	$5,131,536
Current liabilities:
Billings in excess of costs and estimated earnings on uncompleted contracts	(618,287)	(2,117,848)
Net costs and estimated earnings in excess of billings on uncompleted contracts	$7,597,797	$3,013,688

Note 4—Property and equipment

The following is a summary of property and equipment at cost as of December 31:

	2021	2020
Vehicles	$5,494,491	$3,870,389
Furniture and fixtures	145,940	145,940
Software and equipment	2,459,980	2,422,339
Internally developed software	1,302,179	1,202,568
	9,402,590	7,641,236
Less accumulated depreciation and amortization	(6,271,482)	(4,630,486)
	$3,131,108	$3,010,750

Depreciation and amortization expense totaled $1,640,996 and $1,411,141 for the years ended December 31, 2021 and 2020, respectively.

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 5—Capital leases

The Company leases various vehicles under capital leases expiring in various years through 2026. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated useful lives. Amortization of assets under capital leases is included in depreciation expense for the years ended December 31, 2021 and 2020. The following is a summary of property held under capital leases as of December 31:

	2021	2020
Vehicles	$3,340,030	$4,123,792
Less accumulated amortization	(1,366,897)	(2,129,237)
	$1,973,133	$1,994,555

Minimum future lease payments under capital leases at December 31, 2021 were as follows:

2022	$773,378
2023	752,957
2024	729,767
2025	674,934
2026	251,707
Total minimum lease payments	3,182,743
Less amount representing interest	(621,725)
Present value of minimum lease payments	2,561,018
Less current portion	(570,370)
Capital leases, net of current portion	$1,990,648

Interest rates on capitalized leases vary from 3.89% to 19.28% and are imputed based on the lower of the Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

Note 6—Intangible assets

The following is a summary of intangible assets and associated accumulated amortization as of December 31:

	Useful
	Lives	2021	2020
Finite-lived intangible assets:
Customer relationships	7.8	$7,786,071	$7,786,071
Less accumulated amortization		(1,987,934)	(993,967)
Total intangible assets, net		$5,798,137	$6,792,104

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AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 6—Intangible assets (continued)

Future amortization expense for intangible assets subject to amortization is as follows for the years ending December 31:

2022	$993,967
2023	993,967
2024	993,967
2025	993,967
2026	993,967
Thereafter	828,302
$5,798,137

Amortization expense was $993,967 in the years ended December 31, 2021 and 2020.

Note 7—Accrued expenses

Accrued expenses consist of the following as of December 31:

	2021	2020
Accrued expense - COGS and SG&A	$815,895	$1,127,956
Wages payable	587,543	612,849
Commissions payable	-	251,351
Benefits payable	129,214	341,356
	$1,532,652	$2,333,512

Note 8—Income taxes

The components of the income tax provision for the years ended December 31 are as follows:

	2021	2020
Current:
Federal	$158,333	$148,378
State	45,998	43,106
	204,331	191,484
Deferred:
Federal	222,349	289,619
State	48,102	62,659
	270,451	352,278
Total income tax expense	$474,782	$543,762

15

AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 8—Income taxes (continued)

Temporary differences that give rise to significant portions of deferred income tax assets (liabilities) as of December 31:

	2021	2020
Allowance for doubtful accounts	$126,018	$140,299
Goodwill	(640,930)	(320,465)
Intangible assets	242,604	121,302
Depreciation expense	(755,417)	(698,410)
Net deferred income tax liabilities	$(1,027,725)	$(757,274)

The following summarizes the difference between the effective tax rate and the federal statutory tax rate of 21.00% as of December 31:

	2021	2020
Federal income tax at statutory federal rate	21.00%	21.00%
State income tax, net of federal benefit	4.54%	4.54%
Effective tax rate	25.54%	25.54%

Note 9—Related party transactions

Changes in Net Parent Investment Equity – The Company’s total capital pool is reflected as equity under the caption total net parent investment equity in the carve-out balance sheets. This mainly includes net transfers to and transfers from centralized cash pooling and general financing activities deemed to be effectively settled, and corporate overhead allocations from the Parent.

Corporate Cost Allocations – The carve-out statements of operations include expense allocations related to the corporate operations of the Parent. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in the carve-out financial statements. Where possible, these allocations were made on a specific identification basis, and in other cases these expenses were allocated based on the relative percentages of revenues, expenses, and headcount. Corporate expense allocations primarily relate to centralized functions including finance, human resources, legal, marketing, technology services, management functions, and use of facilities and related assets. The following table shows allocations of shared costs that are reflected in the carve-out financial statements:

	Attributed	2021 Allocated	Total
Selling, general, and administrative expenses	$6,718,203	$4,082,259	$10,800,462
Depreciation	1,640,996	-	1,640,996
Amortization of intangible assets	-	993,967	993,967

	Attributed	2020 Allocated	Total
Selling, general, and administrative expenses	$6,107,943	$4,275,864	$10,383,807
Depreciation	1,411,141	-	1,411,141
Amortization of intangible assets	-	993,967	993,967

16

AMR RESOURCES, LLC

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 10—401(k) plan

The Company has a defined contribution 401(k) plan (the “Plan”) that covers all full-time employees who have met certain age and service requirements. Eligible employees may make salary deferral contributions to the Plan and employer contributions are made to participating employees based on the matching terms of the Plan. Contributions to the Plan by the Company totaled $307,756 and $-0- for the years ended December 31, 2021 and 2020, respectively.

Note 11—Litigation

The Company is periodically involved in litigation arising in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable; it is the opinion of management that the resolution of outstanding claims will not have a material, adverse effect on the financial position or results of operations of the Company.

Note 12—Subsequent events

The Company has evaluated subsequent events through June 30, 2023, in connection with the preparation of these carve-out financial statements which is the date the carve-out financial statements were available to be issued.

On February 1, 2022, the Parent entered into a Unit Purchase Agreement with AMRR (the “purchaser”) to sell to the purchaser all of the issued and outstanding units of AMR. Total purchase price was equal to (a) $38,000,000, plus (minus) (b) working capital adjustment for any surplus (deficit) from the agreed-upon working capital target, as defined in the Unit Purchase Agreement.

17